Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo / Caroline Gentile
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 297-9513

AXIS CAPITAL ANNOUNCES RECORD SECOND QUARTER NET INCOME OF $223.4
MILLION; AN INCREASE OF 29% OVER PRIOR QUARTER

Pembroke, Bermuda, August 7, 2006 — AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the quarter ended June 30, 2006 of $223.4 million, or $1.37 per diluted common share, compared with $172.8 million, or $1.13 per diluted common share, for the quarter ended June 30, 2005.  Net income for the six months ended June 30, 2006 was $418.6 million, or $2.56 per diluted share, compared with $324.6 million, or $2.07 per diluted share, for the corresponding period in 2005.  Financial results for the second quarter and first six months of 2006 benefited from increased investment income.

Operating income for the second quarter of 2006 was $232.2 million, or $1.42 per diluted share, compared with $170.9 million, or $1.12 per diluted common share, for the quarter ended June 30, 2005.  This same item excluding foreign exchange gains (losses), net of tax, for the second quarter of 2006 was $214.2 million, or $1.31 per diluted common share, compared with $197.4 million, or $1.29 per diluted common share, for the quarter ended June 30, 2005.

Operating income for the six months ended June 30, 2006 was $437.4 million, or $2.68 per diluted share, compared with $323.7 million, or $2.07 per diluted common share, for the six months ended June 30, 2005.  This same item excluding foreign exchange gains (losses), net of

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08
Tel. 441.296.2600  Fax 441.296.3140
www.axiscapital.com

tax, for the six months ended June 30, 2006 was $410.4 million, or $2.52 per diluted common share, compared with $373.1 million, or $2.38 per diluted common share, for the six months ended June 30, 2005.

Operating income and operating income excluding foreign exchange gains (losses), net of tax, are non-GAAP financial measures. Reconciliations of these measures to net income are presented at the end of this release.

Operating highlights for the first half of the year included the following:

•        Gross premiums written increased by 9.9% to $2,160.1 million;

•        Net premiums written increased by 8.1% to $1,813.1 million;

•        Net premiums earned increased by 5.0% to $1,312.7 million;

•        Combined ratio of 78.9% included net favorable prior period reserve development of $125.5 million, or 9.6 percentage points;

•        Pre-tax net investment income increased by 67.2% to $185.2 million;

•        Annualized return on average common shareholders’ equity of 26.4%; and

•        Total shareholders’ equity increased from December 31, 2005 by 8.6% to $3.8 billion and diluted book value per common share increased 7.8% to $20.68.

Operating highlights for the second quarter included the following:

•        Gross premiums written increased by 29.7% to $995.4 million;

•        Net premiums written increased by 33.2% to $820.7 million;

•        Net premiums earned increased by 8.8% to $679.1 million;

•        Combined ratio of 78.3% included net favorable prior period reserve development of $64.5 million, or 9.5 percentage points;

•        Pre-tax net investment income increased by 58.0% to $91.7 million primarily due to a combination of higher investment balances, higher investment yields and increasing contribution from other investments; and

•        Annualized return on average common shareholders’ equity of 27.6%.

Commenting on the second quarter 2006 results, John Charman, Chief Executive Officer and President of AXIS Capital, stated:  “We are pleased to report an annualized return on average common equity in the quarter of 27.6% and an increase in diluted book value per share relative to year-end of 7.8% despite the mark-to-market impact of rising interest rates on book value.  Our results in the quarter reflect strong and stable underwriting results, increasing investment income and low large loss activity.

At the end of last year, we positioned ourselves tactically for trading in the first half-year of 2006.  Our goal was to substantially reduce catastrophe exposures whilst, at the same time, achieving solid growth in better-rated business.  In the non-property areas of our insurance and reinsurance businesses, our specialist focus has allowed us ample access to risks at stable, attractive rating levels.  We have achieved all of this without compromising our appropriate risk tolerance levels in both our insurance and reinsurance segments.”

Operating Results

Gross premiums written, during the second quarter of 2006, increased by 29.7%, or $228.1 million to $995.4 million, compared to the second quarter of 2005 and were derived 63.3% from our insurance segment and 36.7% from our reinsurance segment compared to 66.9% and 33.1%, respectively, for the second quarter of 2005.  The increase was attributable to significant improvement in price in catastrophe-exposed lines of business in both our insurance and reinsurance segments, increased penetration of the U.S. casualty reinsurance marketplace and new opportunities. Our combined ratio increased to 78.3% from 74.5% in the second quarter of 2005 primarily due to a lower level of favorable reserve development in our reinsurance segment.

Gross premiums for the six months ended June 30, 2006 increased 9.9% from the same period of 2005 and were derived 49.4% from our insurance segment and 50.6% from our reinsurance segment compared to 47.9% and 52.1%, respectively, for the same period of 2005.  The increase was largely driven by growth of our professional lines insurance business, growth in our U.S. casualty reinsurance book and significant improvement in price for catastrophe-exposed insurance business. Our combined ratio increased to 78.9% in the six months ended

June 30, 2006 from 76.4% in the same period of 2005 primarily due to a lower level of favorable reserve development in our reinsurance segment.

Insurance Segment

Our insurance segment reported gross premiums written in the quarter of $629.6 million, up 22.7% from the second quarter of 2005, and net premiums written of $455.0 million, up 24.6% from the second quarter of 2005. The growth was largely driven by a significant improvement in pricing in our catastrophe-exposed property and marine lines and also additional political risk premium written in the quarter.

Our insurance segment reported gross premiums written in the six months of $1,066.7 million, up 13.2% from the same period of 2005, and net premiums written of $730.2 million, up 10.7% from the same period of 2005. The growth was largely driven by significant improvement in pricing in our catastrophe-exposed property and marine lines and also additional professional lines business.

Our insurance segment reported a combined ratio of 68.5% for the quarter compared to 66.8% for the quarter ended June 30, 2005. The increase was primarily due to a shift in the mix of earned premium towards professional lines in the quarter. The insurance segment experienced net favorable prior period reserve development from short tail lines of $58.2 million, or 18.0 percentage points, compared to favorable development of $44.4 million, or 14.2 percentage points, in the quarter ended June 30, 2005.

Reinsurance Segment

Gross premiums written in our reinsurance segment increased by 43.8%, or $111.5 million to $365.8 million, for the quarter ended June 30, 2006 compared to the same period of 2005. The increase was driven by growth in our U.S. casualty reinsurance lines of business and also significant improvement in pricing in catastrophe-exposed reinsurance business in the U.S.

Gross premiums written in our reinsurance segment increased by 6.8%, or $69.7 million to $1,093.5 million, for the six months ended June 30, 2006 compared to the same period of 2005. The increase was driven by growth in our U.S. casualty and professional lines reinsurance business.

Our reinsurance segment reported a combined ratio of 84.0% for the quarter compared to 77.7% in the second quarter of 2005.  The increase was primarily due to a lower level of favorable reserve development.  We experienced net favorable development of $6.3 million, or 1.8 percentage points, in the current quarter compared to favorable development of $29.6 million, or 9.5 percentage points, for the quarter ended June 30, 2005.

Interest Expense

Interest expense for the quarter and six months ended June 30, 2006 was $8.3 million and $16.4 million respectively, consistent with the comparable periods of 2005.  Interest expense consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to our credit facility. Our outstanding debt relates to $500.0 million of senior unsecured debt issued on November 15, 2004.

Preferred Dividends

Preferred dividends were $9.2 million and $18.9 million in the quarter and six months ended June 30, 2006 respectively, and related to dividends declared on our Series A and B preferred shares which were issued in September and November 2005, respectively.

Investments

Pre-tax net investment income was $91.7 million an increase of 58.0%, or $33.7 million, from the second quarter of 2005. Included in net investment income for the second quarter of 2006 was $5.5 million in income from other investments, compared to $3.1 million in the second quarter of 2005. Income from other investments is generated from holdings in multiple hedge funds of funds, senior secured loan funds and a high yield fund. We experienced $9.7 million of net realized losses, compared to $1.9 million of net realized gains in the second quarter of 2005.

Pre-tax net investment income for the six months ended June 30, 2006 was $185.2 million an increase of 67.2%, or $74.5 million, from the six months ended June 30, 2005. Included in net investment income for the six months ended June 30, 2006 was $18.9 million in income from other investments, compared to $4.2 million in the same period of 2005. We experienced $20.7 million of net realized losses, compared to $0.4 million of net realized gains for the six months ended June 30, 2005.

This increased investment income generated in the second quarter and first six months of 2006 principally reflects the positive impact of higher investment yields, higher investment balances and an increase in investment income from our other investments.

Capitalization / Shareholders’ Equity

Total capitalization at June 30, 2006 was $4.3 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $4.0 billion at December 31, 2005.  The increase was primarily due to net income in 2006 that was partially offset by unrealized losses on investments.

At June 30, 2006, diluted book value per common share was $20.68 and book value per common share was $22.15, compared to $19.19 and $20.23 respectively, from December 31, 2005. Diluted book value per share is a non-GAAP financial measure.  A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Conference Call

We will host a conference call on Tuesday August 8, 2006 at 8:00 AM (Eastern) to discuss the second quarter financial results and related matters. This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the quarter ended June 30, 2006 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at June 30, 2006 of $3.8 billion and locations in Bermuda, the United States, Europe and Singapore.  Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s.  AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s.  For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As at June 30, 2006 and December 31, 2005

(Expressed in thousands of U.S. dollars)

	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$1,615,448	$1,280,990
Fixed maturity investments at fair market value	6,009,431	6,012,425
Other investments	627,721	409,504
Accrued interest receivable	68,381	59,784
Securities lending collateral	909,807	998,349
Insurance and reinsurance balances receivable	1,409,988	1,026,975
Deferred acquisition costs	290,627	196,388
Prepaid reinsurance premiums	309,881	281,579
Reinsurance recoverable	1,392,543	1,518,110
Intangible assets	35,500	37,013
Other assets	129,723	104,859
Total Assets	$12,799,050	$11,925,976
Liabilities
Reserve for losses and loss expenses	$4,835,161	$4,743,338
Unearned premiums	2,289,140	1,760,467
Insurance and reinsurance balances payable	333,547	314,232
Accounts payable and accrued expenses	75,393	101,179
Securities lending payable	904,974	995,287
Net payable for investments purchased	43,012	76
Debt	499,100	499,046
Total Liabilities	8,980,327	8,413,625

Shareholders’ Equity
Series A preferred shares	125	125
Series B preferred shares	31	31
Common shares	1,873	1,861
Additional paid-in capital	2,413,410	2,386,200
Accumulated other comprehensive loss	(166,580)	(77,798)
Retained earnings	1,569,864	1,201,932
Total Shareholders’ Equity	3,818,723	3,512,351
Total Liabilities & Shareholders’ Equity	$12,799,050	$11,925,976

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the quarters and six months ended June 30, 2006 and 2005

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	Quarters ended		Six Months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues
Gross premiums written	$995,380	$767,293	$2,160,120	$1,965,992
Premiums ceded	(174,648)	(151,497)	(347,060)	(288,125)
Change in unearned premiums	(141,633)	8,617	(500,367)	(427,864)
Net premiums earned	679,099	624,413	1,312,693	1,250,003

Net investment income	91,663	58,001	185,231	110,759
Net realized (losses) gains	(9,777)	1,831	(20,706)	438
Other insurance related income (loss)	438	(5,451)	1,062	(5,519)
Total revenues	761,423	678,794	1,478,280	1,355,681

Expenses
Net losses and loss expenses	371,982	322,853	730,640	667,143
Acquisition costs	101,832	85,471	191,536	176,772
General and administrative expenses	57,657	56,796	113,068	111,098
Foreign exchange (gains) losses	(18,901)	27,226	(28,165)	50,644
Interest expense	8,315	7,818	16,400	15,897
Total expenses	520,885	500,164	1,023,479	1,021,554

Income before income taxes	240,538	178,630	454,801	334,127
Income tax expense	7,912	5,785	17,359	9,483
Net Income	232,626	172,845	437,442	324,644
Preferred share dividends	(9,226)	—	(18,857)	—

Net income available to common shareholders	$223,400	$172,845	$418,585	$324,644

Weighted average common shares and common share equivalents — basic	149,765,181	140,566,523	149,541,163	143,584,354

Weighted average common shares and common share equivalents — diluted	163,325,459	153,637,750	163,441,641	157,013,504

Net income per share — basic	$1.49	$1.23	$2.80	$2.26

Net income per share — diluted	$1.37	$1.13	$2.56	$2.07

Insurance Ratios
Loss ratio	54.8%	51.7%	55.7%	53.4
Expense ratio	23.5%	22.8%	23.2%	23.0
Combined ratio	78.3%	74.5%	78.9%	76.4

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

Quarter ended June 30, 2006

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$313,235	$316,370	$629,605	$365,775	$—	$995,380
Net premiums written	278,370	176,656	455,026	365,706	—	820,732
Net premiums earned	180,568	143,003	323,571	355,528	—	679,099
Other insurance related income	—	438	438	—	—	438
Expenses:
Net losses and loss expenses	(68,883)	(78,902)	(147,785)	(224,197)	—	(371,982)
Acquisition costs	(23,753)	(15,001)	(38,754)	(63,078)	—	(101,832)
General and administrative expenses	(11,304)	(23,569)	(34,873)	(11,501)	—	(46,374)
Underwriting income	76,628	25,969	102,597	56,752	—	159,349

Corporate expenses					(11,283)	(11,283)
Net investment income					91,663	91,663
Realized losses on investments					(9,777)	(9,777)
Foreign exchange gains					18,901	18,901
Interest expense					(8,315)	(8,315)
Income before income taxes						$240,538

Net loss and loss expense ratio	38.1%	55.2%	45.7%	63.1%		54.8%
Acquisition cost ratio	13.2%	10.5%	12.0%	17.7%		15.0%
General and administrative expense ratio	6.3%	16.5%	10.8%	3.2%	1.7%	8.5%
Combined ratio	57.6%	82.2%	68.5%	84.0%		78.3%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Quarter ended June 30, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$227,512	$285,470	$512,982	$254,311	$—	$767,293
Net premiums written	214,005	151,098	365,103	250,693	—	615,796
Net premiums earned	204,717	108,321	313,038	311,375	—	624,413
Other insurance related (loss) income	(5,627)	326	(5,301)	(150)	—	(5,451)
Expenses:
Net losses and loss expenses	(78,039)	(70,658)	(148,697)	(174,156)	—	(322,853)
Acquisition costs	(26,455)	(3,695)	(30,150)	(55,321)	—	(85,471)
General and administrative expenses	(9,632)	(20,777)	(30,409)	(12,330)	—	(42,739)
Underwriting income	84,964	13,517	98,481	69,418	—	167,899

Corporate expenses					(14,057)	(14,057)
Net investment income					58,001	58,001
Realized gains on investments					1,831	1,831
Foreign exchange losses					(27,226)	(27,226)
Interest expense					(7,818)	(7,818)
Income before income taxes						$178,630

Net loss and loss expense ratio	38.1%	65.2%	47.5%	55.9%		51.7%
Acquisition cost ratio	12.9%	3.4%	9.6%	17.8%		13.7%
General and administrative expense ratio	4.7%	19.2%	9.7%	4.0%	2.2%	9.1%
Combined ratio	55.7%	87.8%	66.8%	77.7%		74.5%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Six Months ended June 30, 2006

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$523,033	$543,622	$1,066,655	$1,093,465	—	$2,160,120
Net premiums written	435,556	294,620	730,176	1,082,884	—	1,813,060
Net premiums earned	365,767	280,517	646,284	666,409	—	1,312,693
Other insurance related income	—	1,062	1,062	—	—	1,062
Expenses:
Net losses and loss expenses	(149,322)	(154,633)	(303,955)	(426,685)	—	(730,640)
Acquisition costs	(51,142)	(25,068)	(76,210)	(115,326)	—	(191,536)
General and administrative expenses	(21,172)	(46,756)	(67,928)	(22,215)	—	(90,143)
Underwriting income	144,131	55,122	199,253	102,183	—	301,436

Corporate expenses					(22,925)	(22,925)
Net investment income					185,231	185,231
Realized losses on investments					(20,706)	(20,706)
Foreign exchange gains					28,165	28,165
Interest expense					(16,400)	(16,400)
Income before income taxes						$454,801

Net loss and loss expense ratio	40.8%	55.1%	47.0%	64.0%		55.7%
Acquisition cost ratio	14.0%	8.9%	11.8%	17.3%		14.6%
General and administrative expense ratio	5.8%	16.7%	10.5%	3.3%	1.7%	8.6%
Combined ratio	60.6%	80.7%	69.3%	84.6.%		78.9%

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
Six Months ended June 30, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$479,835	$462,396	$942,231	$1,023,761	—	$1,965,992
Net premiums written	417,435	242,330	659,765	1,018,102	—	1,677,867
Net premiums earned	421,575	214,822	636,397	613,606	—	1,250,003
Other insurance related (loss) income	(5,865)	346	(5,519)	—	—	(5,519)
Expenses:
Net losses and loss expenses	(143,934)	(142,376)	(286,310)	(380,833)	—	(667,143)
Acquisition costs	(59,537)	(6,739)	(66,276)	(110,496)	—	(176,772)
General and administrative expenses	(19,484)	(41,088)	(60,572)	(24,631)	—	(85,203)
Underwriting income	192,755	24,965	217,720	97,646	—	315,366

Corporate expenses					(25,895)	(25,895)
Net investment income					110,759	110,759
Realized gains on investments					438	438
Foreign exchange losses					(50,644)	(50,644)
Interest expense					(15,897)	(15,897)
Income before income taxes						$334,127

Net loss and loss expense ratio	34.1%	66.3%	45.0%	62.1%		53.4%
Acquisition cost ratio	14.1%	3.1%	10.4%	18.0%		14.1%
General and administrative expense ratio	4.6%	19.1%	9.5%	4.0%	2.1%	8.9%
Combined ratio	52.8%	88.5%	64.9%	84.1%		76.4%

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws.  Forward-looking statements contained in this release include our expectations regarding market conditions. These statements involve risks, uncertainties and assumptions.  Actual events or results may differ materially from our expectations.  Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other matters set forth under Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 9, 2006. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the GAAP financial measures included within this release, we have presented ‘operating income’ which represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments, “operating income, excluding the after tax impact of foreign exchange gains/losses” and “diluted book value per common share,” which are non-GAAP financial measures. We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers. We have included the third measure because it takes into account the effect of dilutive securities and, therefore, we believe that this is a better measure of calculating shareholder returns than book value per share.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
OPERATING INCOME
For the Quarters and Six Months ended June 30, 2006 and 2005
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Six Months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net income	$223,400	$172,845	418,585	324,644

Adjustment for net realized losses (gains) on investments	9,777	(1,831)	20,706	(438)
Adjustment for associated tax impact of net realized (losses) gains on investments	(929)	(65)	(1,872)	(521)

Operating income	$232,248	$170,949	$437,419	$323,685

Net income per share - diluted	$1.37	$1.13	$2.56	$2.07

Adjustment for net realized losses (gains) on investments	0.06	(0.01)	0.13	—
Adjustment for associated tax impact of net realized (losses) gains on investments	(0.01)	—	(0.01)	—

Operating income per share - diluted	$1.42	$1.12	$2.68	$2.07

Weighted average common shares and common share equivalents - diluted	163,325,459	153,637,750	163,441,641	157,013,504

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
OPERATING INCOME EXCLUDING FOREIGN EXCHANGE (GAINS) LOSSES, NET OF TAX
For the Quarters and Six Months ended June 30, 2006 and 2005
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Six Months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net income	$223,400	$172,845	418,585	324,644

Adjustment for net realized losses (gains) on investments	9,777	(1,831)	20,706	(438)
Adjustment for foreign exchange losses (gains)	(18,901)	27,226	(28,165)	50,644
Adjustment for associated tax impact	(39)	(812)	(689)	(1,725)

Operating income excluding foreign exchange (losses) gains, net of tax	$214,237	$197,428	$410,437	$373,125

Net income per share - diluted	$1.37	$1.13	$2.56	$2.07

Adjustment for net realized losses (gains) on investments	0.06	(0.01)	0.13)	—
Adjustment for foreign exchange losses (gains)	(0.12)	0.18	(0.17)	0.32
Adjustment for associated tax impact	—	(0.01)	—	(0.01)

Operating income excluding foreign exchange (losses) gains, net of tax, per share - diluted	$1.31	$1.29	$2.52	$2.38

Weighted average common shares and common share equivalents - diluted	163,325,459	153,637,750	163,441,641	157,013,504

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURE RECONCILIATION
DILUTED BOOK VALUE PER SHARE
As at June 30, 2006 and December 31, 2005
(Expressed in thousands of U.S. dollars, except share and per share amounts)

	June 30, 2006	December 31, 2005

Total shareholders’ equity	$3,818,723	$3,512,351
less preferred equity	(500,000)	(500,000)
Common shareholders’ equity	$3,318,723	$3,012,351

Common shares outstanding	149,809,873	148,868,759

Book value per common share	$22.15	$20.23

Diluted book value on an “as if converted basis”

Common shareholders’ equity	$3,318,723	$3,012,351
add in:
proceeds on exercise of options	101,050	117,808
proceeds on exercise of warrants	244,812	244,812
Adjusted shareholders’ equity	3,664,585	3,374,971

As if converted diluted shares outstanding

Common shares outstanding	149,809,873	148,868,759
add in:
vesting of restricted stock	2,291,590	1,172,550
exercise of options	5,398,517	6,174,464
exercise of warrants	19,665,963	19,650,509

Diluted common shares outstanding	177,165,943	175,866,282

Diluted book value per common share	$20.68	$19.19